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                                                                    EXHIBIT 10.2


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
ONSITE TECHNOLOGY L.L.C.
6430 Mayfair                                       P.O. No:         6001
Houston, TX 77087                                  Date:            29 Aug 96
Phone:   713-641-3838     Fax: 713-641-0756        Vendor No:

SELLER:  Roberds-Johnson Industries, Inc.  Ship to:         Hold for Pick-Up
         210 Magnolia
         Galena Park, TX 77547

ATTN:    Mr. William A. Monteleone, Jr.

JOB NAME:        SRU Units                         BUYER'S CONTACT:  Connel Shelton/Rob Peck
JOB NO:          152                               PHONE:           713-496-7378
                                                   FAX:             713-496-3320


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SHIP VIA                      F.O.B.                            TERMS
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[  ] BEST WAY             [ X ] SELLER'S FACILITY           [  ] C.O.D.
[ X ] BUYER'S TRUCK       [  ] BUYER'S SITE                 [  ] NET 30 DAYS
[  ] SEE BELOW            [  ] SEE BELOW                    [ X ] SEE BELOW

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FREIGHT                   SALES TAX                         DELIVERY DATE
-------------------------------------------------------------------------------------------------
[  ] INCLUDED             [  ] TAXABLE                      11/18/96 (but see note below)
[ X ] EXCLUDED            [ X ] NON-TAXABLE                 [ X ] EX-WORKS
[  ] PREPAY AND ADD                                         [  ] ON-SITE

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IF DELIVERY CANNOT BE MADE BY SPECIFIED DELIVERY DATE, SELLER MUST NOTIFY
COMPANY IMMEDIATELY, AND COMPANY RESERVES THE RIGHT TO CANCEL THIS ORDER IN WHOLE OR IN PART.

===============================================================================================================================
ITEM          QUANTITY                   DESCRIPTION                                             UNIT PRICE          AMOUNT
===============================================================================================================================
 1               4        Indirect Thermal Desorption Unit complete with two each                460,000.00       $1,840,000.00
                          combination natural gas/*2 fuel oil burners, feed auger system, variable speed AC drum drive, mechanical seal system,
                          all mounted on a 55' X 9'-6" wide X 13'-6" three axle trailer.
                          The units are to be duplicates (including modifications) of the unit previously furnished on PO No. 96-134-01, dtd 1/29/96.
                          Trailer running lights and wiring are included. Electrical motor power and burner control wiring is excluded.
                          Reference: Roberds-Johnson Quote EX-96-08-282A
                          dated August 28, 1996.
                          TERMS:  Monthly Progress Payments, net 30 (10% retention until job satisfactorily completed.)
                          Changes due to drawing corrections or revisions will be done on a mutually-agreed lump sum price or on a time and material basis according to the attached Rate Sheet
                          NOTE: This purchase order confirms verbal award by Tom Stockton to
                          Mr. Billy Warriner on August 29, 1996.
                          NOTE:   Deliver 1st unit on 11/18/96, balance on 12/27/96.

                          Attachments:     1. Drawing List
                                           2. Rate Sheet dated 31 January 1995


===============================================================================================================================
AUTHORIZED                                                  PURCHASE ORDER
BY:      /s/ R. H. PECK                                     TOTAL:                                                 1,840,000.00
===============================================================================================================================
APPROVED                                                    DATE:
BY:    /s/ JAMES D. PERCELL                                                              9/6/96
===============================================================================================================================
ACCEPTED BY:                                                DATE: 9/20/96
         TITLE: /s/ [ILLEGIBLE]                                     Copy must be returned to buyer -
===============================================================================================================================
This purchase order is subject to the attached Terms and Conditions dated 29 January 1996.

===============================================================================================================================
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                                                        January 29, 1996 Version

                             TERMS AND CONDITIONS

This Purchase Order is issued on the following terms and conditions:

1. TITLE AND RISK OF LOSS OR DAMAGE. If the goods are standard items manufactured or sold by SELLER, title shall pass to BUYER immediately upon identification to the Agreement. If the goods are to be made for this order, title to all goods covered by this Purchase Order and to all materials, inventory, work in process, design data, and other documentation and all contract rights related to such goods, shall vest in. BUYER immediately upon identification to this Order, subject only to BUYER's obligations to pay the price and perform all other obligations hereunder. Irrespective of vesting of title, SELLER shall bear all risk of loss AND shall insure or self-insure all goods of BUYER in its care, custody or control until delivered in good condition in accordance with the shipping provisions. SELLER warrants title and that good title free of claims or encumbrances is vested in BUYER.

2. INVOICING AND PAYMENT SELLER shall issue invoices at the completion of each month or fraction of a month's work on or about the fifth (5TH) day of the following month. BUYER shall pay all undisputed charges within thirty (30) days after the date of invoice. Interest will be charged on all overdue amounts at the rate of twelve percent (12%) per annum or, if less, the maximum interest rate allowed by the laws of the State of Texas.

3. COMPLIANCE WITH LAWS Each party hereto agrees to comply with all material laws, rules and regulations of any state, federal or local governmental authority which are now or may become applicable to that party's operations covered by or arising out of the performance of this Agreement.

4. INDEMNITY SELLER shall release BUYER of any liability for, and shall protect, defend and indemnity buyer, its officers, directors, employees and joint owners from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence or any party or parties, arising in connection herewith in favor of SELLER's employees or SELLER's subcontractors or their employees, or SELLER's invitees on account of bodily injury, death or damage to property. SELLER's indemnity under this paragraph shall be without regard to and without any right to contribution from any insurance maintained by BUYER.
BUYER shall release SELLER of any liability for, and shall protect, defend and indemnify SELLER, its officers, directors, employees and joint owners from and against all claims, demands, and causes of action of every kind and character, without limit and without regard to the cause or causes thereof or the negligence of any party or parties, arising in connection herewith in favor of BUYER's employees or BUYER's contractors or their employees, or BUYER's invitees on account of bodily injury, death or damage to property. BUYER's indemnity under this paragraph shall be without regard to and without any right to contribution from any insurance maintained by SELLER. If it is judicially determined that the monetary limits of the indemnities voluntarily assumed this paragraph exceed the maximum limits permitted under applicable law, it is agreed that said indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

5.       AUDIT If any payment provided for hereunder is made on the basis of
SELLER's costs, BUYER shall have the right to audit SELLER's books and records relating to such costs. SELLER agrees to retain such books and records available to BUYER for a period of three (3) years from the date such costs were incurred and to make such books and records available at any reasonable time or times within said period.
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6.       ASSIGNMENT This Agreement shall be binding on the heirs and assigns of the parties. Provided, neither party may assign this Agreement without the prior written consent of the other, which consent will not be unreasonably withheld.

7. DELAY The goods are required for use on a project requiring careful coordination of time of delivery of the goods with other work on the project.
The delivery date shown herein is of critical importance to avoidance of substantial loss on the project. IN THE EVENT OF DELAY, OR ANTICIPATED DELAY from any cause, including force majeure, SELLER shall immediately notify BUYER in writing of the delay or anticipated delay and will undertake to shorten or make up the delay by all reasonable means. If such delay is from causes beyond
(the reasonable control of SELLER, the reasonable cost of overcoming delays or advancing deliveries shall be paid by BUYER, to the extent such costs are attributable to action authorized by BUYER in advance. BUYER may direct such action to proceed subject to determination of price adjustment after deliveries, in accordance with the provisions for changes.

8. WARRANTY SELLER warrants all goods to be as described and specified herein, or in conformity with the sample, if any, and to be free of defects in materials and workmanship for a period of one year after being placed in service. If SELLER has performed any engineering or design work with respect to the goods, SELLER warrants that such work was properly accomplished, and to that extent, that the goods are suitable for the purpose for which intended. If
SELLER has participated in the selection of the goods for the purpose for which they are intended to be used, SELLER warrants that the goods are suitable for such purpose as described to SELLER by BUYER. SELLER warrants that the goods will perform as represented and are merchantable except to the extent that specifications supplied by BUYER prevent merchantability. SELLER further warrants the goods as provided in any special warranty provisions contained in the Purchase Order. SELLER agrees to promptly repair or replace, without costs to BUYER, any article, material or workmanship not conforming to the applicable warranty which is found to be non-conforming during the warranty period. Otherwise SELLER shall not be liable for loss of use, loss of profit or other consequential damages resulting from breach of these warranties.

9. REJECTION There shall be no substitutes or shipment of more or less than the quantity specified without prior written approval of BUYER. If goods received do not conform to those ordered, or if more or less than the quantity ordered are shipped, BUYER may reject such shipment in whole or in part and require SELLER to pick up and remove such rejected goods at SELLER's expense within ten (10) days after notice.

10. SHIPPING Goods shall be shipped by carriers and routes as instructed by BUYER. SELLER agrees to pay for all packing, loading and draying unless otherwise agreed in writing. Invoices and bills of lading showing full routing, car number and other customary data should be dated and mailed at the time of shipment. Invoices bearing transportation charges must show weight and rate.

11. CHANGES AND AMENDMENTS Changes may be made by BUYER in the character or quantity of goods to be furnished hereunder by Change Order in writing signed by the same authority executing this Purchase Order. The price shall be equitably adjusted for any such change, at the unit prices set forth herein if the change is in quantity, or by agreement if the character of the goods or other terms are changed so as to increase or decrease the cost to
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SELLER. If no agreement is reached as to the amount of the price, the price shall be equitably adjusted to reflect the increased or decreased cost to SELLER with reasonable allocation of overhead and profit. SELLER shall submit to BUYER satisfactory evidence from which adjustments base on cost can be determined. This Agreement may be modified only by a written instrument duly executed by an authorized representative of SELLER and BUYER.

12. INSPECTION, EXPEDITING DOCUMENTS BUYER shall have the right to inspect and expedite the goods in process of manufacture, in storage, in transit and upon delivery to assure compliance with all terms, conditions, specifications and drawings, if any. BUYER will be supplied as needed, with data, drawings, specifications, test results, quality documentation, schedules and other documents and information in accordance with the vendor data requirements list.

13. CANCELLATION This Purchase Order is subject to cancellation at the option of the BUYER only. When the Agreement is canceled for the convenience of BUYER, SELLER shall be paid: (1) the unit price for each item of goods properly finished and accepted prior to cancellation or completion of performance by SELLER, plus (2) the cost of goods in the process of manufacture which are identified to and being manufactured especially for this order, plus (3) the unit price for finished goods, plus (4) the cost of unused materials purchased for the Agreement, plus (5) other direct costs, plus (6) reasonable overhead and profit allocable to work in process (but in no event shall the total amount payable exceed the contract price) less (7) any payments previously made. In the event of default, bankruptcy, insolvency or failure or inability of SELLER to perform, BUYER agrees to pay SELLER the unit price of each item of goods properly furnished and accepted prior to cancellation or completion of performance by SELLER, plus the salvage value of work in process and materials identified to the order (but in no event shall the amount payable exceed the contract price), less the cost to BUYER of completion or procurement of substitute conforming goods and less any payments previously made. With respect to goods and materials identified to the contract and in inventory or completed or in process of manufacture, BUYER shall have the right, at its option, to remove all or a portion of said goods from the premises of SELLER, upon BUYER's payment or promise to pay the amount herein provided. SELLER shall not be entitled to anticipated profit for goods or services not furnished or performed.

14. NO WAIVER No waiver by any party to this Agreement shall operate as a waiver of any future default, whether of a like or different character or nature, nor shall any failure to exercise any right hereunder be considered as a waiver of any such right in the future.

15. SEVERABILITY If any part of this Agreement is held to be invalid under the applicable laws of any jurisdiction, such part shall be severed and such action shall not invalidate the remaining provisions.

16. FORCE MAJEURE The obligations of the parties hereunder, except the obligation to pay money, shall be suspended to the extent the Parties are hindered or prevented from complying with them due to any cause beyond the Parties' control, including, but not limited to, provisions of law or governmental regulations, accident, explosion, fire, windstorm, flood or other casualty, strike, lockout or other labor difficulty, riot, war, insurrection, shortage of or inability to secure labor, raw materials or transportation facilities.

17. ENFORCEMENT This Agreement shall be subject to, and regulated by, the laws of
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the State of Texas, and construed in accordance with such laws.

18. ENTIRE AGREEMENT The Parties agree that this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.
The Parties further agree that any terms and conditions of any quotation, invoice, master service agreement or other instrument Issued by SELLER generally or in connection with this Agreement which are in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on BUYER and shall not apply to this Agreement.